Exhibit (j) (2)
CONSENT OF COUNSEL
     We hereby consent to the use of our name and the references to our firm under the captions “Legal Counsel” and “Counsel” included in or made a part of Post-Effective Amendment No. 88 under the Securities Act of 1933, as amended, and Amendment No. 89 under the Investment Company Act of 1940, as amended, to the Registration Statement of PNC Funds on Form N-1A.

Ropes & Gray LLP
Ropes & Gray LLP
Washington, D.C.
July 30, 2010